Exhibit 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in the registration statements (No. 333-277289) on Form S-3 and (Nos. 333-286728, 333-270840, 333-232545, 333-177026, 333-169436 and 333-53774) on Form S-8 of Global Payments Inc. of our report dated October 24, 2025, with respect to the combined and consolidated financial statements of Worldpay Holdco, LLC, which report appears in the Form 8-K of Global Payments Inc. dated November 5, 2025.

/s/ KPMG LLP
Cincinnati, Ohio
November 5, 2025